Exhibit 99.11

Bridgehouse Marine Limited
Directors’ report for the year ended 31 December 2012

The directors present their annual report on the affairs of Bridgehouse Marine Limited (“the Group” and “the company”) registered number 04352407, together with the audited consolidated financial statements for the year ended 31 December 2012.

Principal activities

The group’s principal subsidiary, Global Marine Systems Limited, is a leading provider of engineering and underwater services, responding to the subsea cable installation, maintenance and burial requirements of our customers around the world. With a fleet of vessels and specialised subsea trenching and burial equipment, we bring a 160 year legacy in deep and shallow water operations.

Global Marine Systems Limited offers cost effective solutions with consistently high service standards for our customers in the markets we operate. The Company is headquartered in the United Kingdom, with resources throughout Europe, Asia Pacific and the Americas.

On 15 November 2012, 100% of the shares in Global Marine Systems Energy Limited, a wholly owned subsidiary of Global Marine Systems Limited, were sold to Prysmian UK Limited.

Results and dividends

Turnover of the Group has increased by £15.9m from £113.4m in 2011 to £129.3m in 2012, with operating losses reducing by £3.0m from £8.2m to £5.2m. The management of the project risks within our contracts in 2012 along with the sale of Global Marine Systems Energy Limited on 15th November 2012 has resulted in much greater stability in the continuing operations of the business. No dividend is proposed (2011: £Nil).

The statement of total recognised gains and losses includes a loss on exchange of £1.0m in respect of the retranslation of assets, liabilities and investments held in foreign currencies.(2011: gain of £1.5m)

Review of business and future developments

The stable revenue stream that the Group has established in Telecommunications maintenance and vessel chartering allows it to build for growth in the Telecommunications and Oil & Gas markets respectively, both directly and via its established partnerships with Sino-British Submarine Systems and Huawei Technologies.

	2012	2011
	£’000	£’000
Group operating loss	(5,193)	(8,227)
Exceptional items – contract losses	10,375	14,252
Group operating profit excluding exceptional items	5,182	6,025

On 15 November 2012, 100% of the shares in Global Marine Systems Energy Limited were sold by the group’s principal trading subsidiary, Global Marine Systems Limited, to Prysmian UK Limited. With the exception of the Cable Enterprise, Global Marine Systems Limited retains ownership of all vessels previously employed in this business and currently charters two vessels to Prysmian UK Limited.

As prescribed under the terms of the Sale and Purchase Agreement (‘SPA’) the purchaser reviewed the ‘closing accounts’ in December 2012 which resulted in the purchaser submitting a claim under the SPA for a reduction in the overall purchase price.

Bridgehouse Marine Limited
Directors’ report for the year ended 31 December 2012(continued)

At the date of the approval of the financial statements the outcome of the dispute has yet to be determined. Therefore, based on what they consider to be a reliable estimate of the likely outcome of the final determination, the Directors have made a provision of £12m against the sale price.

Key Performance Indicators (KPIs)

	2012 Result	2011 Result
Financial KPI’s
Adjusted EBITDA	£24.8 million	£19.3 million
Cash Generation	£18.9 million	£(14.3) million
Return on investment – Adjusted EBITA	0.4%	(7.5)%
Non-Financial KPIs
Lost Time Injury Frequency Rate (LTIFR)	0.30	0.79

Adjusted Earnings before interest, tax, depreciation and amortisation (EBITDA)

Adjusted EBITDA has been calculated as profit / (loss) on ordinary activities before interest, tax, depreciation, amortisation, exchange, impairment of fixed assets and gain / loss on disposal of assets and investments. It is measured before deducting operating exceptional items. During 2012 adjusted EBITDA has increased by £5.5m.

Cash generation

Cash generation is defined as the difference in opening and closing cash balances. In 2012 the cash balance has increased by £18.9m due primarily to the sale of Global Marine Energy Limited in November 2012.

Returns on investment

Return on investment – is defined as % of earnings before interest, tax amortisation, exchange, impairment of fixed assets and gain / loss on disposal of assets and investments (“EBITA”) divided by average capital employed. Adjusted EBITA has been calculated as profit / (loss) on ordinary activities before interest, tax amortisation, exchange, impairment of fixed assets and gain / loss on disposal of assets and investments. During 2012 the return on investment – adjusted EBITA percentage has increased by 7.9 points.

Non-financial KPI’s

Lost time injury frequency rate (LTIFR)

Health and safety is paramount in our business. Not only is it vitally important to provide employees with a safe place to work, but also any accident is disruptive to the running of the business.

The Group continually reviews and reports all accidents and injuries and in order to benchmark its safety performance against other companies in the industry, the Group reports safety statistics as adopted by the international Marine Contractors Association, of which the Group is a member.

The LTIFR is measured as;	Lost time injuries x 1,000,000
Hours Worked

Bridgehouse Marine Limited
Directors’ report for the year ended 31 December 2012(continued)

Lost time injuries are defined as:

“An accident or injury that prevents a person conducting their normal job from the day following the accident for a period of more than 3 days.”

The LTIFR has decreased from 0.79 in 2011 to 0.30 in 2012. New procedures were introduced during 2011-12 and these have contributed to the reduction of lost time.

The Group has continued with its policy of focused leadership in the area of health and safety. Incidents which are not in themselves accidents but “near misses” are strongly encouraged to be reported and these incidents continue to provide lessons to be learnt which have in turn prevented further incidents and accidents from occurring.

Going Concern

Having reviewed the Group’s cash flow projections for the next 12 months after the date of signing the financial statements, the directors are confident they will have adequate resources to meet the requirements of the business for the foreseeable future. The directors have therefore prepared these consolidated financial statements on a going concern basis.

Quality systems and environment responsibilities

The Group continues to demonstrate its commitment to quality management and the environment by gaining recertification to ISO18001, IS09001 and ESN 14001 during the year. We also retained the RoSPA Presidents Award for the 13th consecutive year.

Principal risks and uncertainties

The principal business risk acknowledged by the Group is the impact of any reduced demand in the global market for subsea related services. However, Global Marine Systems Limited is well positioned in the telecommunications maintenance market with three long term contracts for at least 3-4 years which will offset any potential volatility encountered in the installation market. Two vessels have also been adapted to address the Offshore Energy market to which they are currently on charter and the Group continues to seek further opportunities in other markets. The Directors are confident that there are sufficient opportunities for growth in the Telecommunications and Oil & Gas markets.

Financial risk management

The Group’s operations expose it to a variety of financial risks that include foreign exchange rate risk, liquidity risk, and credit risk. The Group has in place a risk management process that seeks to limit the adverse effects of these risks on the financial performance of the Group.

Foreign exchange rate risk

The Group operates internationally and is exposed to foreign exchange risk arising from various currency exposures, primarily with respect to the US Dollar, the Euro and the Singapore Dollar. Foreign exchange risk arises from current commercial transactions, recognised assets and liabilities and net investments in foreign operations.

The Group manages these risks in a number of ways but primarily by attempting to match assets and liabilities and income and costs denominated in the relevant foreign currencies. As and when surplus funds are generated in foreign currencies they are sold in the spot market. The Group monitors this risk on a regular basis.

Bridgehouse Marine Limited
Directors’ report for the year ended 31 December 2012(continued)

Liquidity Risk

As with all businesses a key risk to the business is liquidity. The Group maintains medium term debt finance secured on a number of its cable-ships, which, together with cash generated from operations, provide sufficient available funds for future expansion and investment.

Credit Risk

Credit risk is the potential loss arising from any failure by the customers or debtors to fulfil their obligations as and when these obligations fall due. The Group has implemented policies that require appropriate credit checks on potential customers before sales are made. All cash and deposits are placed with reputable “High street” financial institutions. The Group has no significant concentration of credit risk.

Post Balance Sheet Events

On 31 July 2013 the company received a short term loan of £4.5m from its subsidiary Global Marine Systems Limited. This loan is repayable on demand and is non-interest bearing. On 6th August 2013 the Group made a short term loan of £1.25m to Mr A Ruhan a shareholder of the group holding company. Interest on this loan is charged at 1% per calendar month. On 22 August 2013, the Group made a short term secured loan of £13m to Grenda Investments Limited. Interest on this loan is charged at 1% per calendar month.

Research and development

Technical development is an important part of upgrading and improving techniques for cable laying, cable jointing, cable protection and most recently the efficient transmission of Subsea telecommunication data. The Group remains committed to these principles in all that it does and is continually developing new technology in-house and with its partners.

Directors

The directors who held office during the year and up to the date of these financial statements were as follows:

Gabriel Martin Ruhan (appointed 4th April 2012)

Stephen Derrick Scott (appointed 5th April 2012)

Andrew Joseph Ruhan (resigned 24th September 2012)

Simon John McNally (resigned 24th September 2012, reappointed 4th December 2013)

Simon Nicholas Cooper (resigned 22nd November 2012, reappointed 4th December 2013)

Directors’ indemnities

Qualifying third party indemnity provisions (as defined by Section 236 Companies Act 2006) for the benefit of the directors were maintained throughout the year and remain in force as at the date of approving the Directors’ report.

Political and charitable donations

During the year the Group made charitable donations of £3,325 (2011: £495) principally to local charities serving the communities in which the Group operates. The Group made no political donations (2011: £nil).

Bridgehouse Marine Limited
Directors’ report for the year ended 31 December 2012(continued)

Employees

The Group is committed to employment policies, which follow best practice, based on equal opportunities for all employees, irrespective of sex, race, colour, disability or marital status.

Applications for employment by disabled persons are always considered, bearing in mind the respective aptitudes and abilities of the applicant concerned. In the event of a member of staff becoming disabled, every effort is made to ensure that their employment with the company continues and the appropriate training is arranged. It is the policy of the company that the training, career development and promotion of a disabled person should, as far as possible, be identical to that of a person who does not suffer from a disability.

The Group is also committed to providing employees with information on matters of concern to them on a regular basis, so that the views of employees can be taken into account when making decisions that are likely to affect their interests. The Group encourages the involvement of employees by means of regular updates issued by the board on key company issues, financial information and other statistics. Quarterly surveys are also co-ordinated by the Group to obtain employee feedback on issues within the Group.

Elective regime

The Group has passed elective resolutions in accordance with Section 379A of the Companies Act 1985 as amended (“the Act”) to dispense with the formalities of:

•    the laying of financial statements before the Group in general meeting (Section 252 of the Act),

•    the holding of annual general meetings (Section 366A of the Act), and

•    the obligation to appoint auditors annually (Section 386 of the Act).

Section 253(2) gives members the right to require the laying of financial statements before the Group in general meeting. To exercise such right, a member must give notice in writing to that effect, deposited at the, registered office of the Group, within 28 days of the day on which the report and financial statements are sent out, in accordance with Section 238(1) of the Act.

Statement of directors’ responsibilities

The directors are responsible for preparing the directors report and the financial statements in accordance with applicable law and regulations.

Company law requires the directors to prepare financial statements for each financial year. Under that law the directors have elected to prepare the Group and parent company financial statements in accordance with United Kingdom Generally Accepted Accounting Practise (United Kingdom Accounting Standards and applicable law). Under company law, the directors must not approve the financial statements unless they are satisfied that they give a true and fair view of the state of affairs of the Group and the company and of the profit or loss of the Group for that period. In preparing these financial statements, the directors are required to:

•    select suitable accounting policies and then apply them consistently;

•    make judgements and accounting estimates that are reasonable and prudent;

•    state whether applicable UK Accounting Standards have been followed, subject to any material departures disclosed and explained in the financial statements;

•    prepare the financial statements on the going concern basis unless it is inappropriate to presume the company will continue in business.

Bridgehouse Marine Limited
Directors’ report for the year ended 31 December 2012(continued)

The directors are responsible for keeping adequate accounting records that are sufficient to show and explain the company’s transactions and disclose with reasonable accuracy at any time the financial position of the company and the Group and enable them to ensure that the financial statements comply with the Companies Act 2006. They are also responsible for safeguarding the assets of the company and the Group and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

Statement of disclosure of information to auditors

Each of the persons who is a director at the date of approval of this report confirms that:

•    so far as the director is aware, there is no relevant audit information of which the company’s auditors are unaware;

•    each director has taken all the steps that he ought to have taken as a director in order to make himself aware of any relevant audit information and to establish that the company’s auditors are aware of that information.

This confirmation is given and should be interpreted in accordance with the provisions of s418 of the Companies Act 2006.

Independent auditors

BDO LLP was appointed as auditors by the directors during the period and have expressed their willingness to continue in office.

On behalf of the board

Gabriel Ruhan
Director

16 December 2013

Bridgehouse Marine Limited     Independent auditors report to the members of Bridgehouse Marine Limited

We have audited the financial statements of Bridgehouse Marine Limited for the year ended 31 December 2012 which comprise the Group profit and loss account, the Group statement of total recognised gains and losses, the Group note on historical cost profit and losses, the Group and Company balance sheets, the Group cash flow statement and the related notes. The financial reporting framework that has been applied in their preparation is applicable law and United Kingdom Accounting Standards (United Kingdom Generally Accepted Accounting Practice).

This report is made solely to the company’s members, as a body, in accordance with Chapter 3 of Part 16 of the Companies Act 2006. Our audit work has been undertaken so that we might state to the company’s members those matters we are required to state to them in an auditor’s report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company and the company’s members as a body, for our audit work, for this report, or for the opinions we have formed.

Respective responsibilities of directors and auditors

As explained more fully in the statement of directors’ responsibilities, the directors are responsible for the preparation of the financial statements and for being satisfied that they give a true and fair view. Our responsibility is to audit and express an opinion on the financial statements in accordance with applicable law and International Standards on Auditing (UK and Ireland). Those standards require us to comply with the Auditing Practices Board’s Ethical Standards for Auditors.

Scope of the audit of the financial statements

A description of the scope of an audit of financial statements is provided on the Financial Reporting Council’s website at www.frc.org.uk/auditscopeukprivate.

Opinion on financial statements

In our opinion the financial statements:

•    give a true and fair view of the state of the group’s and the parent company’s affairs as at 31 December 2012 and of the group’s loss for the year then ended;

•    have been properly prepared in accordance with United Kingdom Generally Accepted Accounting Practice; and

•    have been prepared in accordance with the requirements of the Companies Act 2006.

Emphasis of matter – uncertain outcome of Expert determination on Sale and Purchase Agreement dispute

We draw your attention to note 19 to the financial statements which describes the uncertainty in respect of the outcome of a Sale and Purchase Agreement dispute where the purchaser is claiming a reduction in the price paid for one of the Group’s subsidiaries, Global Marine Systems Energy Limited. Our opinion is not modified in this respect.

Opinion on other matters prescribed by the Companies Act 2006

In our opinion the information given in the directors’ report for the financial year for which the financial statements are prepared is consistent with the financial statements.

Bridgehouse Marine Limited     Independent auditors report to the members of Bridgehouse Marine Limited(continued)

Matters on which we are required to report by exception

We have nothing to report in respect of the following matters where the Companies Act 2006 requires us to report to you if, in our opinion:

•    adequate accounting records have not been kept by the parent company, or returns adequate for our audit have not been received from branches not visited by us; or

•    the parent company financial statements are not in agreement with the accounting records and returns; or

•    certain disclosures of directors’ remuneration specified by law are not made; or

•    we have not received all the information and explanations we require for our audit.

Raymond Adams (Senior statutory auditor)
For and on behalf of BDO LLP, statutory auditor
Ipswich

16/12/13

BDO LLP is a limited liability partnership registered in England and Wales (with registered number OC305127).

Bridgehouse Marine Limited

Company balance sheet as at 31 December 2012
Company Number 04352407

			2012		2011
	Note	£’000	£’000	£’000	£’000
Fixed assets
Investments	14		1,271		1,271
			1,271		1,271
Current assets
Debtors: amounts falling due within one year		—		—
Creditors: amounts falling due within one year	17	(69)		(58)

Net current liabilities			(69)		(58)

Net assets			1,202		1,213

Capital and reserves
Called up share capital	20		1,266		1,266
Profit and loss account	21		(64)		(53)
Shareholders’ funds	22		1,202		1,213

The financial statements on pages 9 to 45 were approved by the board of directors and authorised for issue on 16 December 2013 and signed on its behalf by:

Gabriel Ruhan
Director

Bridgehouse Marine Limited    Group profit and loss account for the year ended 31 December 2012

		Continuing Operations 2012	Discontinued operations 2012	Total 2012	Total 2011
	Note	£’000	£’000	£’000	As restated £’000
Turnover (including share of joint ventures and associates)		150,570	36,109	186,688	156,754
Less: share of joint ventures’ turnover		(643)	—	(643)	(713)
share of associates’ turnover		(47,630)	(9,144)	(56,774)	(42,649)
Group turnover	3	102,306	26,965	129,271	113,392

Other operating (charges) / credits	5	(1,938)	(1,002)	(2,940)	574
Other operating costs (net)	4	(93,109)	(28,040)	(121,149)	(107,941)
Exceptional items – contract fosses	4	—	(10,375)	(10,375)	(14,252)

Operating costs		(95,047)	(39,417)	(134,464)	(121,619)

Group operating profit / (loss)	5	7,259	(12,452)	(5,193)	(8,227)

Share of joint ventures’ operating profit		114	—	114	366
Share of associates’ operating profit		3,366	1,010	4,387	1,085
Profit on sale of tangible fixed assets		657	3	660	824
Profit on sale of investments	28	—	4,228	4,228	—

Interest receivable and similar income	8
- Group		77	—	77	189
- Joint ventures		604	—	604	764
- Associates		60	1	61	142
		741	1	742	1,095

Interest payable and similar charges	9
- Group – Interest payable		(5,652)	—	(5,652)	(5,631)
– Exchange loss		(346)	—	(346)	(549)
- Joint ventures		(4)	—	(4)	—
- Associates		(421)	(1)	(422)	(401)
		(6,423)	(1)	(6,424)	(6,581)
Other finance credits	24	369	—	369	751
Profit / (loss) on ordinary activities before taxation		6,094	(7,211)	(1,117)	(10,687)

Tax on profit (loss) on ordinary activities	10
- Group		65	—	65	(41)
- Joint ventures		(28)	—	(28)	(47)
- Associates		(379)	(424)	(803)	(434)

Profit / (loss) for the financial year	21	5,752	(7,635)	(1,883)	(11,209)

Bridgehouse Marine Limited
Group statement of total recognised gains and losses for the year ended 31 December 2012

		2012	2011
	Note	£’000	As restated £’000
Loss for the financial year
Group loss for the financial year		(5,792)	(12,684)
Share of joint ventures’ profit for the financial year		686	1,083
Share of associates’ profit for the financial year		3,223	392
		(1,883)	(11,209)
Actuarial loss recognised in pension schemes	24	(5,718)	(14,944)

Revaluation of fixed assets		(6,227)	15,034
Exchange adjustments offset in reserves (translation of assets, liabilities and foreign investments)	25	(990)	1,461

Total recognised loss for the year		(14,818)	(9,658)

Prior year adjustment	11	11,524

Total losses recognised since last annual report and accounts		(3,294)

Group note on historical cost profits and losses for the year ended 31 December 2012

	2012	2011
	£’000	As restated £’000
Reported loss on ordinary activities before taxation	(1,117)	(10,687)

Difference between actual and historical cost depreciation charge	2,917	3,967

Historical cost profit / (loss) on ordinary activities before taxation	1,800	(6,720)

Taxation	(766)	(522)

Historical cost profit / (loss) on ordinary activities after taxation	1,034	(7,242)

Bridgehouse Marine Limited
Group cash flow statement for the year ended 31 December 2012

			2012		2011
	Note	£’000	£’000	£’000	£’000
Reconciliation of operating loss to net cash inflow from operating activities
Operating loss	5	(5,193)		(8,227)
Depreciation on tangible fixed assets		14,057		13,321
Impairment on fixed asset investment		518		814
Amortisation on intangible assets		(1,495)		(1,833)
Difference between pension charge and cash contributions		(1,726)		(1,303)
Currency translation differences		946		(439)
Decrease / (increase) in inventories		1,492		(972)
Increase in receivables		(11,806)		(3,114)
Increase in creditors		7,301		8,079
(Decrease) / increase in provisions		(3,637)		4,550
Net cash inflow from operating activities			457		10,876

Dividends from joint ventures / associates			23,687		4,489
Returns on investment and servicing of finance
Interest received		77		189
Interest paid		(5,679)		(5,658)
Net cash outflow from returns on investment and service of finance			(5,602)		(5,469)

Taxation
UK taxes paid			(44)		(23)

Capital expenditure and financial investment
Purchase of plant and equipment		(29,719)		(18,513)
Proceeds from sale of fixed assets		9,448		827
Purchase of investment		(506)		(594)
Net cash outflow from capital expenditure and financial investment			(20,777)		(18,280)

Acquisitions and disposals
Sale of business operations	28	32,367		—
Cash disposed of with business operation	28	(537)		—
Sale of investment in associated undertaking	28	7,241		—
Net cash inflow from acquisitions and disposals			39,071

Finance
Repayment of finance lease capital		(17,883)		(5,557)

Net cash outflow from financing			(17,883)		(5,557)

Management of liquid resources Increase / (decrease) in cash	30		18,909		(13,964)

Bridgehouse Marine LimitedNotes to the financial statements for the year ended 31 December 2012

1    Accounting policies

Basis of accounting

The financial statements are prepared on the going concern basis under the historical cost convention, as modified by the revaluation of cable-ships and in accordance with the Companies Act 2006 and applicable accounting standards in the United Kingdom. The principal accounting policies, which have been applied consistently throughout the year, are set out below.

Basis of preparation

The Group financial statements consolidate the financial statements of the company and its subsidiary undertakings, joint ventures and associate undertakings for the year ended 31 December 2012. Subsidiary undertakings are entities (including special purpose entities) over which the Group has the power to govern the financial and operating policies generally accompanying a shareholding of more than one half of the voting rights. Associate undertakings are all entities over which the Group has significant influence but not control, generally accompanying a shareholding of between 20% and 50% of the voting rights. The results of subsidiaries acquired or sold are consolidated for the periods from or to the date on which control passed. The Group’s subsidiary undertakings, associated undertakings and joint ventures (together “the Group companies”) have adopted uniform accounting policies. Acquisitions are accounted for under the acquisition method. All profits or losses on intra Group transactions have been eliminated.

The Group’s associate undertakings and joint ventures are accounted for in accordance with Financial Reporting Standard No 9 ‘associates and joint ventures’, with associates included using the equity method of consolidation and joint ventures included using the gross equity method of consolidation. The consolidated profit and loss account includes the Group’s share of associates’ and joint ventures’ profits less losses while the Group’s share of the net assets of the associates and joint ventures is shown in the consolidated balance sheet. For entities which have non co-terminus year ends, results are consolidated on the basis of management accounts information. The Group’s share of profits or losses on transactions with associates and joint ventures has been eliminated.

Going Concern

Having reviewed the Group’s cash flow projections for the next 12 months after the date of signing of the financial statements, the directors are confident they will have adequate resources to meet the requirements of the business for the foreseeable future. The directors have therefore prepared these consolidated financial statements on a going concern basis.

Goodwill

Goodwill arising on an acquisition of a trade/subsidiary undertaking is the difference between the fair value of the consideration paid and the fair value of the assets and liabilities acquired.

Positive goodwill is capitalised and amortised through the profit and loss account over the directors’ estimate of its useful economic life. Impairment tests of the carrying of goodwill are undertaken:

•    at the end of the full financial year following acquisition,

•    in other years if events or changes in circumstances indicate that the carrying value may not be recoverable.

Where the fair value of the assets and liabilities acquired exceeds the fair value of the consideration, the difference is treated as negative goodwill, and is capitalised and amortised through the profit and loss account over the period over which the non-monetary assets acquired are consumed. In the case of fixed assets this is the period over which they are depreciated.

Bridgehouse Marine LimitedNotes to the financial statements for the year ended 31 December 2012(continued)

Tangible fixed assets

Tangible fixed assets with the exception of cable-ships are stated at cost, net of depreciation and any provision for impairment. Cable-ships are stated at valuation net of depreciation. Cost includes the original purchase price of the asset and the costs attributable to bringing the asset to its working condition for its intended use. Cost includes finance costs incurred prior to the asset being available for use

Depreciation is provided on all tangible fixed assets, other than freehold land, at rates calculated to write off the cost less estimated residual value, of each asset on a straight line basis over its estimated useful life as follows:

Cable-ships and submersibles	–	up to 30 years
Plant and Motor vehicles	–	3 to 20 years
Leasehold land and buildings	–	over the period of the lease

Plant includes equipment on the cable-ships that is portable and can be moved around the fleet. Plant also includes computer equipment. The expected useful lives of the assets of the business are reassessed periodically.

Assets under construction are not depreciated until they are complete and available for use; when they are reclassified to an asset class and subject to the depreciation rates set out above.

Financial Reporting Standard 15 requires fixed assets which are carried at re-valued amounts to be shown at their current value at the balance sheet date. To achieve this cable-ships are subject to a full external valuation every five years with an interim valuation carried out in the third year of this cycle. At the end of 2012 a full valuation was undertaken on the cable-ships.

An impairment provision is made whenever there is an indication that net book value is greater than the valuation. Impairment losses are charged to the revaluation reserve to the extent that a previous gain has been reversed and thereafter to the profit and loss account as incurred. In the event of a subsequent upwards revaluation of a previously impaired asset, the provision is reversed through operating expenses in so far as it was originally charged to the profit and loss account.

Revaluation reserve

Any surpluses on revaluation of the cable-ships are recognised in the revaluation reserve, except where they reverse previously charged impairment losses, in which case they are recorded in the profit and loss account. Depreciation relating to the re-valued part of the asset is transferred to the profit and loss account as a movement on reserves.

Turnover

Turnover represents amounts receivable for goods and services provided in the normal course of business, net of trade discounts, VAT and other sales related taxes.

Turnover of the business for each market is treated consistently without any differentiation between market sectors, and apart from long-term contracts, revenue is recognised on an accruals basis.

Turnover and profit on long-term contracts are recognised in the financial statements according to the overall state of completion of the contract reached during the period. Amounts recoverable on long term contracts, which are included in accrued income, are stated at the sales net value of the work done less amounts received as progress payments on the account. Excess progress payments are included in deferred income as payments on account. Cumulative costs incurred net of amounts transferred to cost of sales, less provision for contingencies and anticipated future losses on contracts, are included as long term contract balances in stock and work in progress.

Bridgehouse Marine LimitedNotes to the financial statements for the year ended 31 December 2012(continued)

Investments

The Group’s investments in subsidiary undertakings, associate undertakings and joint ventures are stated at cost less any provision for impairment. Impairment reviews are carried out by management should any events occur or business circumstances change which indicate that recoverable amount is below carrying value. Any impairment provisions are charged to the company profit and loss account.

The company has certain contractual agreements with other participants in unincorporated entities that create an entity carrying on a trade or business of its own (joint arrangements — non entity). The company includes the results of these entities within its own results.

The Group’s investments in joint ventures and associate undertakings are accounted for using the Equity method.

Foreign currency

Transactions in foreign currencies are recorded at the rate of exchange at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are reported at the rates of exchange prevailing at that date. Exchange differences are included in the profit and loss account.

The results of overseas operations are translated at average rates of exchange during the year and the balance sheet translated into sterling at the rate of exchange ruling on the balance sheet date. Exchange differences that arise from translation of the opening net assets in foreign subsidiary’s undertakings and any other exchange differences are taken to the profit and loss account reserves.

Leases

Assets held under finance leases and other similar contracts, which confer rights and obligations similar to those attached to owned assets are capitalised as tangible fixed assets and are depreciated over the shorter of their useful lives or the lease period. The capital elements of future asset lease obligations are recorded as liabilities, while the interest elements are charged to the profit and loss account over the period of the leases to produce a constant rate of charge on the balance of capital repayments outstanding.

Rentals under operating leases are charged on a straight-line basis over the lease term, even if the payments are not made on such a basis. Benefits received and receivable as an incentive to sign an operating lease are similarly spread on a straight-line basis over the lease term, except where the period to the review date on which the rent is first expected to be adjusted to the prevailing market rate is shorter than the full lease term, in which case the shorter period is used.

Sale and leaseback

Sale and leaseback arrangements, by means of a finance lease are accounted for in the same manner as a standard finance lease agreement. On sale, the asset is not removed from the fixed assets and any profit or loss on disposal is deferred and amortised over the useful life of the asset.

Leased assets – Lessor

Annual rentals from operating leases are credited to the profit and loss account on a straight line basis over the term of the lease, with the leased asset accounted for in accordance with the policy for tangible fixed assets.

Pensions

The Group operates various pension schemes comprising both defined benefit schemes and defined contribution schemes. The company also makes contributions on behalf of employees whom are members of the Merchant Navy Officers Pension Fund (MNOPF).

Bridgehouse Marine LimitedNotes to the financial statements for the year ended 31 December 2012(continued)

For the defined benefit schemes and the MNOPF scheme the amount charged to operating profit are the current service costs and the gains and losses on settlements and curtailments. These are included as part of staff costs. Past service costs are recognised immediately in the profit and loss account if the benefits have vested. If the benefits have not vested immediately, the costs are recognised over the period until the vesting occurs. The interest cost and the expected return of assets are shown as a net amount of other finance cost or income adjacent to interest. Actuarial gains and losses are recognised immediately in the statement of total recognised gains and losses.

Defined benefit schemes are funded with the assets of the scheme held separately from those of the Group, in separate trustee administered funds. Pension scheme assets are measured at fair value and liabilities are measured on an actuarial basis using the projected unit method and discounted at a rate of equivalent currency and term to the scheme liabilities. The actuarial valuations are obtained at least triennially and are updated at each balance sheet date.

The resulting defined benefit asset or liability is presented separately after net assets on the face of the balance sheet.

For the defined contribution schemes the amount charged to the profit and loss account in respect of pension costs is the contributions payable in the year. Differences between contributions payable in the year and contributions actually paid are shown as either accruals or prepayments in the balance sheet.

Stocks and work in progress

Stocks are valued at the lower of cost and net realisable value on a first in first out basis. Provisions for deterioration and obsolescence are made where appropriate and are charged to the profit and loss account in operating expenses.

Short term work in progress on contracts is stated at cost less foreseeable losses. These costs include only direct labour and expenses incurred to date and exclude any allocation of overheads. The policy for long term work in progress contracts is disclosed within the Turnover accounting policy.

Research and development

Research and development expenditure is written off to the profit and loss account as incurred. Development expenditure is also written off as incurred.

Taxation

The company’s principle trading subsidiary, Global Marine Systems Limited, re-entered into the UK tonnage tax regime on 1 January 2011 for a period of ten years. Under the tonnage tax regime the current year tax charge arising on qualifying activities is calculated by reference to net tonnage of the qualifying ships owned by the Group.

This method replaces both the tax-adjusted commercial profit/loss on qualifying shipping trade and chargeable gains/losses made on disposal of tonnage tax assets as calculated in previous periods. To the extent that the company generates profits/losses, which do not qualify for inclusion under the above regime, they will be taxable under general UK corporation tax principles.

Deferred taxation should not generally arise in respect of profits/losses within the tonnage tax regime. However, where the Group generates profits/losses which do not qualify for inclusion under the above regime, deferred taxation will be provided on income and expenditure dealt with for taxation purposes in periods different from those for accounting purposes, to the extent that it is probable that a liability or asset will crystallise. Deferred tax balances are not discounted.

Other operating income

Other operating income consists of income from miscellaneous asset sales not considered to be part of the core operating business. Revenue and costs are recognised on completion of the sale or event as described in the individual contract.

Bridgehouse Marine LimitedNotes to the financial statements for the year ended 31 December 2012(continued)

Exceptional items

Exceptional items are those material items of income and expenditure which the Group has disclosed separately because of their quantum or incidence so as to give a clearer understanding of the Group’s financial performance.

2    Corresponding figures

The analysis between continuing and discontinued operations for the year ended 31 December 2011 is shown below. Activities discontinued in the year ended 31 December 2012 are shown as part of the discontinued activities. Further details on discontinued operations are given in note 28.

	Continuing	Discontinued	Total
	£’000	£’000	£’000
Turnover (including share of joint ventures and associates)	110,115	46,639	156,754
Less: share of joint ventures’ turnover	(713)	—	(713)
share of associates’ turnover	(26,264)	(16,385)	(42,649)
Group turnover	83,138	30,254	113,392
Other operating (charges) / credits	574	—	574
Other operating costs	(79,308)	(28,633)	(107,941)
Exceptional items – contract losses	—	(14,252)	(14,252)
Operating costs	(78,734)	(42,885)	(121,619)
Group operating profit / (loss)	4,404	(12,631)	(8,227)

3    Turnover

Turnover, results and net assets are principally derived from telecommunications, renewable energy, oil & gas, and science and research. Contracts within telecommunications include long term agreements for the provision of maintenance of submarine telecommunications cables as well as associated services for the installation either directly with cable owners or indirectly by providing charter services, including transactions with Group companies and joint ventures. Turnover from renewable energy and oil & gas are serviced based and include the installation and associated services in connection with the laying of marine power cables to wind farms and gas pipelines.

Turnover including JVs & Associates as analysed by geographical location of works undertaken in percentage terms is as follows;

	2012	2011
	%	%
United Kingdom	18.6	24.2
Europe, excluding the United Kingdom	6.3	6.0
Asia Pacific	55.6	55.1
Americas	19.5	14.7

Part of the Group’s success has been based on the substitutability of services between market sectors. Cable-ships by nature are also mobile and easily transit between regions as required. Business is contracted to optimise the combination of available business and asset mix and fit at the time of contracting. For this reason, the directors consider that the disclosure of assets and profitability against any particular geographical segments and turnover by market sector would be misleading and seriously prejudicial to the interests of the Group.

Bridgehouse Marine LimitedNotes to the financial statements for the year ended 31 December 2012(continued)

4    Operating costs

	2012	2011
	£’000	£’000
Change in stocks of finished goods and in work in progress	2,116	(972)
Raw materials and consumables	1,410	538
Impairment of fixed asset investment (note 14)	518	814
Other external charges	75,878	70,929
Wages and salaries (note 7)	25,436	22,160
Social security costs (note 7)	1,180	951
Defined benefit pension current service cost (note 7)	59	53
Defined contribution pension cost (note 7)	1,009	1,093
Pension scheme costs borne by the Group (note 7)	981	887
Depreciation of tangible fixed assets
- Owned	6,761	6,860
- Assets under finance lease	7,296	6,461
Amortisation of negative goodwill	(1,495)	(1,833)
	121,149	107,941
Exceptional items	10,375	14,252
Total	131,524	122,193

The exceptional item relates to one-off losses incurred on the Globe Tech 1 and Gwynt Y Mor projects in Global Marine Systems Energy Limited. In 2011 the losses related to the London Array and Thornton Bank wind farm installation contracts.

5    Operating profit / (loss)

	2012	2011
	£’000	£’000
Operating profit /(loss) is stated after charging / (crediting):
Operating lease rentals:
- Cableships and other plant	8,567	15,034
- Other	5,418	2,193
Income from operating leases	(2,697)	—
Profit on disposal of assets	(660)	(824)
Other operating (charges) / credits – (loss) / profit on exchange	(2,943)	439
Current Auditors remuneration:
- Fees payable to the company’s auditor for the audit of the company’s annual financial statements	—	—
- Fees payable to the company’s auditor and its associates for other services:
- The audit of the company’s subsidiaries, pursuant to legislation	154	—
- Tax services	25	—
Prior Auditors remuneration:
- Fees payable to the company’s auditor for the audit of the company’s annual financial statements	—	207
- Fees payable to the company’s auditor and its associates for other services:
- The audit of the company’s subsidiaries, pursuant to legislation	5	11
- Tax services	—	49
- Advisory services	—	60
- Fees in respect of the Global Marine Systems Limited pension schemes	—	13

Bridgehouse Marine LimitedNotes to the financial statements for the year ended 31 December 2012(continued)

6    Remuneration of directors

	Group
	2012	2011
	£’000	£’000
Directors’ emoluments in respect of qualifying services were:
Aggregate emoluments	178	1

There were no directors emoluments paid as fees relating to director services provided to the Group through related party companies (2011: nil)

7    Employee Information

The average monthly number of persons employed by the Group (including directors) during the year, analysed by category, was as follows:

	Group
	2012	2011
	Number	Number
Marine	249	241
Operational support	180	162
Sales and administration	44	47
	473	450
	2012	2011
	£’000	£’000
The aggregate payroll costs were as follows:
Wages and salaries	25,436	22,160
Social security costs	1,180	951
Other pension costs	1,068	1,146
Pension scheme costs borne by the Group	981	887
	28,665	25,144
	2012	2011
	£’000	£’000
Other pension costs comprise:
Contributions paid to Defined Contribution pension schemes (note 24)	1,009	1,093
FRS 17 Current Service Cost – MNOPF fund (note 24)	59	53
	1,068	1,146

The company did not employ any persons during the year and therefore had no payroll costs.

Bridgehouse Marine LimitedNotes to the financial statements for the year ended 31 December 2012(continued)

8    Interest receivable and similar income

Group	2012	2011
	£’000	£’000

Interest receivable on fixed term loan	73	125
Interest receivable on bank deposits	4	64
	77	189
Joint ventures and Associates
Interest receivable on bank deposits – Joint ventures	604	764
Interest receivable on bank deposits – Associates	61	142
	742	1,095

9    Interest payable and similar charges

Group	2012	2011
	£’000	£’000

Interest payable on loans	441	—
Finance charges in respect of finance leases and hire purchase	5,211	5,631
	5,652	5,631
Exchange losses	346	549

Joint ventures and Associates
Amounts payable on bank loans and overdrafts – Joint ventures	4	—
Amounts payable on bank loans and overdrafts – Associates	422	401
	6,424	6,581

10    Tax loss on profit / (loss) on ordinary activities

	2012	2011
	£’000	£’000
UK current taxation	15	40
Overseas taxation	—	(7)
Overseas deferred taxation – Origination and reversal of timing differences	(80)	8
	(65)	41
Share of tax in
- Joint ventures	28	47
- Associates	803	434
	766	522

Bridgehouse Marine LimitedNotes to the financial statements for the year ended 31 December 2012(continued)

On 1 January 2011, the Group renewed its election into the UK Tonnage Tax regime for a period of 10 years. This regime calculates tax payable on qualifying shipping activities in accordance with the net tonnage of qualifying ships, rather than the adjustment of commercial profits.

A reconciliation of the loss before tax at the standard corporation tax rate to the credit for the year is not disclosed as the Group is within the tonnage tax regime, under which taxation is not related to profits and losses.

11    Prior year adjustment

It has come to the attention of the directors that the treatment of leases as operating leases by the joint venture International Cableship Pte Limited is inconsistent with the group accounting policy. Previously no adjustment has been made on consolidation to align accounting policies which has resulted in a prior period adjustment totalling £11,524,000. All comparatives have been restated.

The effects of the change on the financial statements for the year ended 31 December 2011 are summarised below:

Year ended 31 December 2011
£’000
Profit and loss account
Decrease in share of joint ventures’ operating profit	(1,488)
Increase in interest receivable and similar income – joint ventures	701
Decrease in profit for the financial period	(787)
31 December 2011
£’000
Balance sheet
Investments in joint ventures
Increase in share of gross assets	11,524
Increase in net assets	11,524

12    Intangible fixed assets

Group	Negative goodwill
£’000
Cost
At 1 January 2012	(57,120)
Disposal	—
At 31 December 2012	(57,120)

Bridgehouse Marine LimitedNotes to the financial statements for the year ended 31 December 2012(continued)

Group	Negative goodwill
£’000
Accumulated amortisation
At 1 January 2012	42,810
Provided in the year	1,495
Disposal	—
At 31 December 2012	44,305
Net Book Value
At 31 December 2012	(12,815)
At 31 December 2011	(14,310)

The company has no intangible fixed assets.

13    Tangible assets

Group	Cableships and submersibles	Assets under construction	Motor vehicles and plant	Land & Buildings Short leasehold	Total
	£’000		£’000	£’000	£’000
Cost or valuation
At 1 January 2012	322,772	10,688	19,326	13,074	365,860
Exchange rate revaluation	(2,151)	(5)	2	12	(2,142)
Additions	1,887	21,369	6,440	23	29,719
Disposals	(57,382)	(621)	(12,564)	(613)	(71,180)
Revaluation	(164,416)	—	(434)	—	(164,850)
Reclassification	30,361	(30,542)	181	—	—
At 31 December 2012	131,071	889	12,951	12,496	157,407
Accumulated Depreciation
At 1 January 2012	198,626	—	18,969	8,707	226,302
Exchange rate revaluation	(672)	—	2	12	(658)
Provided for the year	12,979		720	358	14,057
Disposals	(20,594)	—	(6,709)	(612)	(27,915)
Revaluation	(158,189)	—	(434)	—	(158,623)
Reclassification	(16)	—	16	—	—
At 31 December 2012	32,134	—	12,564	8,465	53,163
Net book value
At 31 December 2012	98,937	889	387	4,031	104,244
At 31 December 2011	124,146	10,688	357	4,367	139,558

Bridgehouse Marine LimitedNotes to the financial statements for the year ended 31 December 2012(continued)

Included in the total net book value of cableships and submersibles of the Group is £82,490,421 (2011: £91,122,817) in respect of assets held under finance leases and hire purchase contracts. Depreciation for the Group the year on these assets was £7,295,903 (2011: £6,460,689).

The historical cost of cableships and submersibles is

	Group	Group
	2012	2011
	£’000	£’000
Cost	214,562	244,865
Accumulated depreciation based on historical cost	(168,911)	(182,795)
Historical cost net book value	45,651	62,070

Cable-ships and submersibles with total cost of £46,327,753 (2011:£nil) and net book value of £46,327,753 (2011: £nil) are held for use in operating leases.

M3 Marine Pte Limited, an external professional broker provided a market valuation dated both 31 December 2012 for 4 cable-ships and at 4 February 2013 for 2 cable-ships which have been revalued in the balance sheet at 31 December 2012.

Derrick Offshore Limited, also an external professional broker has provided a market valuation dated 22 July 2013 for one cable-ship which has been re-valued in the balance sheet at 31 December 2012.

The directors are not aware of any material change that would affect these valuations and consider them to be reflective of the year end position.

The company has no tangible fixed assets.

14    Investments

Group	Joint Ventures*	Associates*	Sub Total	Other investment	Total
	£’000	£’000	£’000	£’000	£’000
At 1 January 2012 (as restated)	39,394	37,404	76,798	72	76,870
Exchange rate revaluation	661	(2,841)	(2,180)	—	(2,180)
Additions	—	—	—	506	506
Dividends received	(23,568)	(119)	(23,687)	—	(23,687)
Share of retained profit for the year	685	3,223	3,908	—	3,908
Disposal (note 28)	—	(6,987)	(6,987)	—	(6,987)
Impairment provision	—	—	—	(518)	(518)
At 31 December 2012	17,172	30,680	47,852	60	47,912
*	Share of net assets

The directors believe that the carrying value of each investment is supported by its underlying net assets.

Bridgehouse Marine LimitedNotes to the financial statements for the year ended 31 December 2012(continued)

During 2012 the Group invested $Nil (2011 - $750,000) and $800,000 (2011 - $200,000) into Global Marine Energy Inc. by way of preference share capital and equity loans respectively. This has been written down to Net Asset Value of $96,505 as at 31 December 2012 (31 December 2011 $116,883). This investment has been dissolved in 2013 due to the sale of Global Marine Systems Energy Limited.

The aggregate amount of capital and reserves for each joint venture and associate company at its last year end, together with the profit or loss for its financial year are disclosed below:

	Currency	Capital and Reserves	Profit / (loss) for the year ended	Accounting reference date
	000’s
Joint Ventures
Sembawang Cable Depot Pte Limited	SGD	1,214	1,257	31 March 2013
International Cableship Pte Limited	SGD	27,788	(3,069)	31 March 2013
Visser Smit – Global Marine VOF	EUR	767	—	31 December 2012
Associates
Sino British Submarine Systems Co Ltd – Consolidated results	Rem Yuan	500,992	41,137	31 December 2012
Huawei Submarine Systems Co Ltd – Consolidated results	HKD	155,761	2,001	31 December 2012

The Group’s share of contingent liabilities and capital commitments of the joint ventures and associate companies was £nil (2011: £nil).

The following information is given in respect of the Group’s share of all joint ventures and associates.

	Joint ventures		Associates
	2012	2011	2012	2011
	£’000	£’000	£’000	£’000
Fixed assets	7	9	26,733	33,588
Current assets	17,431	40,009	32,509	22,206
Liabilities due within one year	(266)	(624)	(28,562)	(18,390)

In 2012, as in 2011 the Group’s share of operating profits for each joint venture and associate did not exceed 25% of the Group operating profits.

Company	Shares
Subsidiary Undertakings
£’000
Cost
At 1 January 2012 and 31 December 2012	1,271

In the opinion of the directors the investments in, and amounts due from, the Company’s subsidiary undertakings, associates and joint ventures are of a value of at least the amounts at which they are stated in the balance sheet.

Bridgehouse Marine LimitedNotes to the financial statements for the year ended 31 December 2012(continued)

Subsidiary Undertaking	% holding and class	Country of registration or incorporation	Nature of business
Global Marine Systems Limited	100% Ordinary	England and Wales	Submarine Telecommunications
Global Marine Systems (Americas) Inc**	100% Ordinary	USA	Holding company
Global Marine Cable Systems Pte Limited**	100% Ordinary	Singapore	Submarine telecommunications
Vibro-Einspultechnik Duker and Wasserbau GmbH**	100% Ordinary	Germany	Submarine telecommunications
Global Marine Systems (Depots) Limited**	100% Ordinary	Canada	Cable storage
GMSG Limited**	100% Ordinary	Guernsey	Fleet manning
Global Marine Systems Pension Trustee Limited**	100% Ordinary	England and Wales	Pension
Global Marine Systems (Bermuda) Limited**	100% Ordinary	Bermuda	Dormant
Global Marine Systems (Investments) Limited**	100% Ordinary	England and Wales	Holding company
Global Marine Systems (Japan) Limited**	100% Ordinary	Japan	Submarine telecommunications
Global Marine Systems DIS Limited**	100% Ordinary	England and Wales	Special construction
Redsky Subsea Limited**	100% Ordinary	England and Wales	investment
Global Marine Systems (Vessels) Limited**	100% Ordinary	England and Wales	Barecon charter agreements
Global Marine Search Limited**	100% Ordinary	England and Wales	Conduct searches for subsea sunken wrecks
Global Marine Salvage Limited**	100% Ordinary	Isle of Man	Barecon charter agreements
Global Marine Systems (Netherlands) BV**	100% Ordinary	The Netherlands	Dormant
Global Cable Technology Limited**	65% Ordinary	England and Wales	Manufacture of Jointing kits
Harmstorf Submarine Systems (Malaysia) Sdn Bhd**/***	30% Ordinary	Malaysia	Submarine telecommunications
Global Marine Systems Oil and Gas Limited	100% Ordinary	England and Wales	Dormant
**	Undertaking held indirectly by the company.

***	Included as subsidiary as Bridgehouse Marine Limited has the ability to control the entity.

All subsidiary companies are included in the consolidated Group numbers.

	% holder and class	Country of Registration or incorporation	Nature of Business	Accounting period end
Joint Ventures
Sembawang Cable Depot Pte Limited**	40% ordinary	Singapore	Cable storage	31 March
International Cableship Pte Limited**	30% ordinary	Singapore	Ship operator	31 March
Visser Smit – Global Marine VOF**	50% partnership share	Netherlands	Wind farm installation	31 December
Associates
Sino British Submarine Systems Co Ltd**	49% ordinary	China	Submarine telecommunications	31 December
Shanghai Jian Long**	39.2% ordinary (effective)****	China	Submarine telecommunications	31 December
Huawei Submarine Systems Co Ltd**	49% ordinary	Hong Kong	Investment	31 December
Huawei Marine Networks Ltd**	49% ordinary (effective) ***	China	Submarine telecommunications	31 December
**	Undertaking held indirectly by the principal trading subsidiary.
***	Huawei Marine Networks Ltd is 100% owned by Huawei Submarine Systems Co Ltd; therefore the company effectively owns 49% of Huawei Marine Networks Ltd.
****	Shanghai Jian Long is 80% owned by Sino British Submarine Systems Co Ltd; therefore the company effectively owns 39.2% of Shanghai Jian Long.

Bridgehouse Marine LimitedNotes to the financial statements for the year ended 31 December 2012(continued)

15    Stocks

	Group
	2012	2011
	£’000	£’000
Raw materials and consumables	4,209	5,060
Work in progress	47	1,312
	4,256	6,372

16    Debtors

	Group		Company
	2012	2011	2012	2011
	£’000	£’000	£’000	£’000
Amounts due within one year:
Trade debtors	27,098	16,803	—	—
VAT	547	2,139	—	—
Other debtors	10,280	11,777	—	—
Prepayments and accrued income	5,306	13,398	—	—
	43,231	44,117	—	—
Amounts due after more than one year:
Other debtors	4,614	—	—	—

The amounts owed by Group undertakings are unsecured, non-interest bearing and repayable on demand.

17    Creditors: amounts due within one year

	Group		Company
	2012	2011	2012	2011
	£’000	£’000	£’000	£’000
Trade creditors	2,435	17,794	—	—
Amounts owed to Group undertakings	—	—	69	58
Obligations under finance leases and hire purchase contracts (note 18)	4,079	6,015	—	—
UK Corporation tax	53	82	—	—
Other taxation and social security	579	627	—	—
VAT	1	667	—	—
Other creditors	3,652	872	—	—
Accruals and deferred income	11,202	10,862	—	—
Deferred income	9,080	13,578	—	—
	31,081	50,497	69	58

Bridgehouse Marine LimitedNotes to the financial statements for the year ended 31 December 2012(continued)

18    Creditors: amounts falling due after more than one year

	Group
	2012	2011
	£’000	£’000
Obligations under finance leases and hire purchase contracts	58,256	75,599
Accruals and deferred income	3,917	3,995
	62,173	79,594

The maturity of obligations under finance leases are as follows:

	Group
	2012	2011
	£’000	£’000
Within one year	4,079	6,015
In second to fifth year	27,291	39,080
Over five years	30,965	36,519
	62,335	81,614

The finance leases are secured on the assets to which they relate and bear interest at a rate of 11% (2011: 11%).

In March 2012, the company renegotiated its finance lease with its joint venture International Cableship Pte Limited (“ICPL”). The renegotiated lease also specifically replaces previously separately contracted income under the annual marketing agreement from ICPL. This renegotiation in 2012 provides evidence that as at 31 December 2011 the finance lease payments and the income under the marketing agreement were linked and may be treated as a net amount going forward. Accordingly this lower net annual payment has resulted in a reduction in the lease creditor of £15,034,000 as at 1 January 2011 and this amount was credited to the historic cost of the underlying fixed asset via the revaluation reserve in 2011.

19    Provision for liabilities

Group	SPA sale price provision	Insurance Provisions	Contract losses	Deferred tax	Total
	£’000	£’000	£’000	£’000	£’000
At 1 January 2012	—	—	4,542	719	5,261
Exchange adjustment	—	—	—	13	13
Charged to the profit and loss account	12,000	905	(4,542)	(80)	8,283
Set against escrow debtor	(2,520)	—	—	—	(2,520)
At 31 December 2012	9,480	905	—	652	11,037

Insurance provisions

Insurance provisions relate to potential costs for current insurance claims.

Bridgehouse Marine LimitedNotes to the financial statements for the year ended 31 December 2012(continued)

Contract Losses

Contract losses at 1 January 2012 related to exceptional 2011 loss provisions and have been fully utilised in the current year.

SPA sale price provision

In November 2012 the group’s principal trading subsidiary, Global Marine Systems Limited, disposed of its subsidiary Global Marine Systems Energy Limited (“GME”).

As prescribed under the terms of the Sale and Purchase Agreement (“SPA”) the purchaser reviewed the ‘closing accounts’ in December 2012 which resulted in the purchaser submitting a claim under the SPA for a reduction in the overall purchase price.

Global Marine Systems Limited has not been able to reach agreement with the purchaser and the dispute has been referred to an independent expert for determination in accordance with the provisions contained in the SPA, the results of which are binding on both parties.

At the date of the approval of the financial statements the outcome of the dispute has yet to be determined. Therefore, based on what they consider to be a reliable estimate of the likely outcome of the final determination, the Directors have made a provision of £12m against the sale price.

Of the total £12m adjustment £2.52m has been set against the Escrow amount in the SPA relating to the final price adjustment and the balance of £9.48m has been taken to provisions in the financial statements.

The total amount of purchase price reduction being claimed by the purchaser is £22.7m.

Deferred tax

As disclosed in note 10, since January 2001, the Group has reported under the UK Tonnage Tax regime. This regime calculates tax payable on qualifying shipping activities in accordance with the net tonnage of qualifying ships, rather than the adjustment of commercial profits.

Deferred taxation provided in the financial statements and the potential liability, including amounts for which provision has been made, is as follows:

Group	Amounts provided		Amounts unprovided
	2012	2011	2012	2011
	£’000	£’000	£’000	£’000
Revalued assets	272	268	5,447	6,611
Advanced capital allowances	429	511	—	—
FRS 17 pension liability	−	—	(5,888)	(5,495)
Tax losses available	(49)	(60)	(34,183)	(37,155)
Total liability / (asset)	652	719	(34,624)	(36,039)

The majority of the Group’s assets are tonnage tax assets, which do not qualify for capital allowances in the periods in which the Group is within the tonnage tax regime. Deferred tax liabilities in respect of these assets have not been provided on the basis that the Group intends to remain in the tonnage tax regime for the full 10 years and has no current plans to make further disposals of tonnage tax assets.

Bridgehouse Marine LimitedNotes to the financial statements for the year ended 31 December 2012(continued)

An unrecognised deferred tax asset arises in relation to tax losses on the non-tonnage tax business. These deferred tax assets have not been recognised on the basis that there is insufficient evidence of taxable profits arising in the future. The deferred tax asset will be recognised if sufficient profits are generated in the future to enable the asset to become recoverable.

20    Called up share capital

	2012	2011
	£’000	£’000
Authorised
2,000,000 ordinary shares of £1 each	2,000	2,000

Allotted, called up and fully paid
1,266,000 ordinary shares of £1 each	1,266	1,266

21    Reserves

Group	Currency translation reserve	Revaluation reserve	Profit and loss account
	£’000	£’000	£’000
At 1 January 2012 as previously restated	6,971	42,036	44,337
Prior year adjustment	—	—	11,524
At 1 January 2012 as restated	6,971	42,036	55,861

Loss for the financial year	—	—	(1,883)
Depreciation on revalued assets	—	(2,917)	2,917
Impairment on revalued assets	(6,971)	(6,227)	—
Currency translation reserve classification	—	7,414	(443)
Actuarial profits on pension schemes	—	—	(5,718)
Net translation differences on foreign currency (note 25)	—	(569)	(421)
At 31 December 2012	—	39,737	50,313
Company	Profit and loss account
£’000
At 1 January 2012	(53)
Loss for the financial year	(11)
At 31 December 2012	(64)

Bridgehouse Marine LimitedNotes to the financial statements for the year ended 31 December 2012(continued)

22    Reconciliation of movement in shareholder’s funds

Group	2012	2011
	£’000	as restated £’000
Opening shareholders’ funds as previously stated	94,610	103,481
Prior year adjustment	11,524	12,311
Opening shareholders’ funds as restated	106,134	115,792

Loss for the financial year	(1,883)	(11,209)
Impairment of revalued assets	(6,227)	15,034
Currency translation differences on foreign currency net investments	(990)	1,461
Actuarial (losses)/gains on pension schemes	(5,718)	(14,944)
Closing shareholders’ funds	91,316	106,134

Of the results for the financial year, a loss of £11,000 (2011: £53,000), is dealt with in the accounts of Bridgehouse Marine Limited (‘company’). The directors have taken advantage of the exemption available under section 406 of the Companies Act 2006 and not presented a profit and loss account for the company alone.

23    Financial commitments

a)	Financial commitments at the end of the year for which no provision has been made:

Group	2012	2011
	000’s	000’s
Fixed Asset Purchase Commitments	GBP 4,883	GBP 8,213
Forward Rate Exchange Agreements	—	EUR 1,000

In the prior year the Group and the company had in place one Euro denominated forward exchange rate contract (2012 – none).

b)	Annual commitments under non-cancellable operating leases are as follows:

	2012		2011
Group	Land and buildings	Other	Land and buildings	Other
	£’000	£’000	£’000	£’000
Operating leases which expire
Within one year	10	—	189	2,688
Between two and five years	358	—	333	887
After five years	1,025	—	835	503
	1,393	—	1,357	4,078

Bridgehouse Marine LimitedNotes to the financial statements for the year ended 31 December 2012(continued)

24    Pension commitments

The Group has established a number of pension schemes and contribute to other pension schemes around the world covering many of its employees. The principal funds are those in the UK comprising The Global Marine Systems Pension Plan, The Global Marine Personal Pension Plan (established in 2008), and Global Marine Systems (Guernsey) Pension Plan. A number of employees are members of the Merchant Navy Officers Pension Fund, a centralised defined benefit scheme to which the Group contributes.

The Global Marine Systems Pension Plan, the Global Marine Systems (Guernsey) Pension Plan and the Merchant Navy Officers Pension Fund are funded schemes of the defined benefit type with assets held in separate trustee administered funds. However as the Global Marine Systems (Guernsey) Pension Plan, which operates both a Career Average Re-valued Earnings (“CARE”) defined benefit section and a defined contribution section is small with few members, the scheme is accounted for as defined contribution type scheme. The Global Marine Personal Pension Plan is predominantly of the money purchase type.

The Global Marine Systems Pension Plan was a hybrid, exempt approved, occupational pension scheme for the majority of staff, which provides pension and death in service benefits. The defined benefit section of the Plan provided final salary benefits up to 31 December 2003 and CARE benefits from 1 January 2004. In 2008 the defined contribution section was closed to new contributions and all the accumulated funds attributable to the defined contribution members were transferred to a Contracted in Money Purchase Scheme (“CIMP”) set up by the Group. These funds were held on behalf of the defined contribution members and were all transferred to the Global Marine Personal Pension plan of each member on or before 30 June 2009. From 31 August 2006 the defined benefit section of the Scheme closed to future accrual and active members were offered membership of the existing defined contribution section (with some enhanced benefits).

Pension scheme valuations and contributions payable

Global Marine Systems Pension Plan – Defined Benefit Section

The defined benefit section of the Global Marine Systems Plan (prior to its closure on 31 August 2006) was contributory, with employees contributing between 5% and 8% (depending on their age) and the employer contributing at a rate of 9.2% of pensionable salary plus deficit contributions of £950,000 per annum.

The defined benefit section of the Global Marine Systems Pension Plan is funded by the payment of contributions determined with the advice of qualified independent actuaries on the basis of triennial valuations using the projected unit method.

The most recent full actuarial valuation was conducted as at 31 December 2011. The main assumptions used were that Retail Price inflation would be 3.3% per annum, Consumer Price Inflation would be 2.55% per annum, the rate of return on investments (pre-retirement) would be would be 4.8% per annum, the rate of return on investments (post-retirement) would be 3.8% per annum, with pensions increasing by 3.0% per annum.

At the actuarial valuation date the market value of the defined benefit section’s assets amounted to £76,520,000. On a statutory funding objective basis the value of these assets covered the value of technical provisions by 58%.

Following the 2011 actuarial valuation, contributions are payable by the Group as follows:

•    Payments made of between £171,250 and £177,510 each month from 31 March 2012 to 28 February 2013;

•    a lump sum payment of £2,500,000 paid on 31 March 2013;

•    £312,500 payable every month during calendar year 2014;

•    £333,334 payable every month during calendar years 2015 to 2018 inclusive;

Bridgehouse Marine LimitedNotes to the financial statements for the year ended 31 December 2012(continued)

•    £375,000 payable every month during calendar years 2019 to 2022 inclusive;

•    followed by £1,866,667 payable in each of the first three months of calendar year 2023;

•    additional variable contributions based on the profit declared each year by the company, less any enhancements to transfer values that the company pays, with the first payment starting in 2014 based on the profit earned in 2012.

Global Marine Personal Pension Plan

This is a defined contribution pension scheme and is contributory from the employee; the rate of contributions is split as follows:

•    ex CARE employees contributing between 2.5% and 7.5% and the employer contributing at a matching rate plus an additional 5% fixed contributions,

•    defined contribution employees contributing between 2% and 7.5% and the employer contributing at a matching rate.

Merchant Navy Officers Pension Fund

The Merchant Navy Officers Pension Fund is funded by the payment of contributions determined with the advice of qualified independent actuaries on the basis of triennial valuations using the projected unit method.

The most recent available full actuarial valuation was conducted as at 31 March 2012. The main assumptions used were that Retail Price Inflation would be 3.2% per annum, Consumer Price Inflation would be 2.2% per annum, the rate of return on investments (pre-retirement) would be 5.7% per annum, the rate of return on investments (post-retirement) would be 4.0% per annum and the rate of salary increases 4.2% per annum with pensions increasing by 3.0% per annum.

At the actuarial valuation date the market value of the total assets in the scheme amounted to £2,169m of which 0.05594% (£1,213k) relates to the Global Marine Systems Group. On an ongoing basis the value of these assets, together with the deficit contributions receivable from the 2003 / 2006 / 2009 of £340m, covered the value of pensioner’ liabilities, preserved pension liabilities for former employees and the value of benefits for active members based on accrued service and projected salaries, to the extent of 94%,

Following the 2012 actuarial valuation, contributions are payable by the Group as follows:

•    payment of £603,000 by 30 June 2013 in respect of 2003 / 2006 / 2009 deficit;

•    payment of £72,000 by 30 June 2013 in respect of 2012 deficit;

•    Increase Employer contributions to 20% of pensionable salaries from 1 October 2013.

Global Marine Systems (Guernsey) Pension Plan

The defined benefit section of the Guernsey Scheme is contributory, with employees contributing between 5% and 8% (depending on their age), the employer ceased contributing after July 2004. The defined contribution section is also contributory, with employees contributing between 2% and 7.5% (depending on their age and individual choice) and the employer contributing at a matching rate.

The defined benefit section of the Guernsey Scheme is funded by the payment of contributions determined with the advice of qualified independent actuaries on the basis of triennial valuations using the projected unit method.

Bridgehouse Marine LimitedNotes to the financial statements for the year ended 31 December 2012(continued)

An actuarial valuation was conducted as at 31 December 2010. The principal actuarial assumptions used by the actuary were investment returns of 5.7% per annum pre-retirement, 4.8% per annum post-retirement, inflation of 3.7% per annum and pension increases of 3.4% per annum.

At the valuation date the market value of the assets amounted to £1,267,000. The results show a past service shortfall of £390,000 corresponding to a funding ratio of 76%.

Following the actuarial valuation as at 31 December 2010, contributions are as follows:

•    19.5% of Pensionable Salaries from 1 January 2012 for future final salary benefits and management expenses.

•    Lump sum contributions of £45,000 paid 31 December 2012 and payable 31 December 2013, then seven annual contributions of £66,000 on each 31 December 2014 to 2020.

FRS17 Disclosures

Global Marine Systems Pension Plan − Defined Benefit Section

The valuation used for FRS 17 disclosures has been based on a full assessment of the liabilities of the Plan as at 31 December 2011. The present values of the defined benefit obligation and any past service costs were measured using the projected unit credit method. Since the deferred benefit section is closed to future accrual the current service cost is nil.

The Plan is a funded Plan with a defined benefit section and a defined contribution section (“DC”) section although all DC members’ funds, except for certain AVC funds, have been transferred to a Group Personal Pension Plan. These disclosures relate to the defined benefit section only which is closed to new entrants and future accruals (but members retained their entitlement to death-in-service and ill-health benefits).

Actuarial gains and losses have been recognised in the period in which they occur (but outside the profit and loss account), through the Statement of Recognised Gains and Losses (“STRGL”).

The principal assumptions used by the independent qualified actuaries to calculate the liabilities and assets under FRS 17 are set out below:

	2012	2011
Rate of increase in salaries*	Not applicable	Not applicable
Rate of increase in deferred pensions**	2.85%	2.90%
Rate of increase in pensions in payment**	2.85%	2.90%
Discount rate	4.60%	4.90%
Inflation assumption – RPI	2.95%	3.00%
Inflation assumption – CPI	2.25%	2.00%
Expected return on scheme assets***	6.62%	6.72%
Mortality assumption****	See below	See below
*	It is not necessary to make an assumption about salary increases as the Plan changed to a CARE arrangement with effect from 1 January 2004.
**	The pension increase assumption is that for benefits increasing with RPI are limited to 5% per annum, to which the majority of the Plan’s liabilities relate.
***	The Group employs a building block approach in determining the long-term rate of return of pension plan assets, Historical markets are studied and assets with higher volatility are assumed to generate higher returns consistent with widely accepted capital market principles. The overall expected rate of return on assets is derived by aggregating the expected return for each asset class over the actual asset allocation for the Plan at 31 December 2012.
****	The mortality assumptions are based on standard mortality tables which allow for expected future mortality improvements. The assumptions are that a member currently aged 60 will live on average for a further 23.8 years if they are male, and for a further 27.6 years if they are female. For a member who retires in 2032 at age 60 the assumptions are that they will live on average for a further 26.0 years after retirement if they are male and for a further 29.5 years after retirement if they are female.

Bridgehouse Marine LimitedNotes to the financial statements for the year ended 31 December 2012(continued)

The assets and liabilities of the Plan were:

	2012	2011
	£’000	£’000
Equities	51,762	46,204
Index Linked Government Bonds	12,291	12,352
Fixed Interest Government Bonds	—	—
Corporate Bonds	19,183	17,602
Other	88	314
Total market value of assets	83,324	76,472
Present value of liabilities	(108,738)	(97,574)
Net pension liability	(25,414)	(21,102)

As a result of the Group operating the tonnage tax regime corporation tax is not related to the movement in profit or losses. Consequently, no deferred tax asset arises on the pension scheme liabilities.

Charges to the profit and loss account on the basis of the assumptions stated above are:

	2012	2011
	£’000	£’000
Profit and loss account
Operating profit
Current service cost	—	—
Past service cost	—	—

Total (credit) to operating profit	—	—
Finance cost
Interest cost	4,705	4,682
Expected return on pension scheme assets	(5,081)	(5,460)

Total (credit) / charge to other finance costs	(376)	(778)

Total (credit) to profit before taxation	(376)	(778)

Changes to the present value of the defined benefit obligation during the year

	2012	2011
	£’000	£’000
Defined benefit obligation at 1 January	(97,574)	(84,917)
Interest cost	(4,705)	(4,682)
Net benefits paid out	3,128	2,647
Actuarial loss on plan liabilities	(9,587)	(10,622)
Defined benefit obligation at 31 December	(108,738)	(97,574)

Bridgehouse Marine LimitedNotes to the financial statements for the year ended 31 December 2012(continued)

Changes to the fair value of plan assets during the year

	2012	2011
	£’000	£’000
Fair value of plan assets at 1 January	76,472	76,365
Expected return on plan assets	5,081	5,460
Contributions by the employer	1,738	1,304
Net benefits paid out	(3,128)	(2,647)
Actuarial gain / (loss) on plan assets	3,161	(4,010)
Fair value of plan assets at 31 December	83,324	76,472

Actual return on plan assets

	2012	2011
	£’000	£’000
Expected return on plan assets	5,081	5,460
Actuarial gain / (loss) on plan assets	3,161	(4,010)
Actual return on plan assets	8,242	1,450

Five year history of asset values, DBO and surplus/deficit in plan

	2012	2011	2010	2009	2008
	£’000	£’000	£’000	£’000	£’000
Defined benefit obligation	(108,738)	(97,574)	(84,917)	(86,151)	73,530)
Plan assets	83,324	76,472	76,365	70,873	63,840
Deficit	(25,414)	(21,102)	(8,552)	(15,278)	(9,690)
Experience gains/(losses):
On Plan liabilities*	(3,454)	(810)	3,182	(3,139)	(220)
On Plan assets	3,161	(4,010)	3,738	4,297	(12,754)
Actuarial gain / (loss) recognised in STRGL	(6,426)	(14,632)	2,172	(7,107)	1,140
Cumulative amount of losses recognised in STRGL	(29,393)	(22,967)
*	This item consists of gains / (losses) in respect of liability experience, excluding any changes in liabilities in respect of changes in the actuarial assumptions used.

Merchant Navy Officers Pension Fund

The valuation used for FRS 17 disclosures has been based on a full assessment of the liabilities of the Fund as at 31 March 2012. The present values of the defined benefit obligation and any past service costs were measured using the projected unit credit method.

The Plan is a funded arrangement of the defined benefit type, providing retirement benefits based on career average salary.

Actuarial gains and losses have been recognised in the period in which they occur, (but outside the profit and loss account), through the Statement of Recognised Gains and Losses (“STRGL”).

Bridgehouse Marine LimitedNotes to the financial statements for the year ended 31 December 2012(continued)

The principal assumptions used by the independent qualified actuaries to calculate the liabilities and assets under FRS 17 are set out below.

	2012	2011
Rate of increase in salaries	4.45%	4.50%
Rate of increase in deferred pensions *	2.85%	2.90%
Rate of increase in pensions in payment *	2.85%	2.90%
Discount rate	4.60%	4.90%
Inflation assumption – RPI	2.95%	3.00%
Inflation assumption – CPI	2.25%	n/a
Expected return on scheme assets **	5.74%	6.47%
Mortality assumption **	See below	See below
*	The pension increase assumption is that for benefits increasing with RPI are limited to 5% per annum, to which the majority of the Plan’s liabilities relate.

**	The Group employs a building block approach in determining the long-term rate of return on pension fund assets. Historical markets are studied and assets with higher volatility are assumed to generate higher returns consistent with widely accepted capital market principles. The overall expected rate of return on assets is derived by aggregating the expected return for each asset class over the actual asset allocation for the Plan at 31 December 2012.

***	The mortality assumptions are based on standard mortality tables which allow for future mortality improvements. The assumptions are that a member currently aged 60 will live on average for a further 25.6 years if they are male, and for a further 29.6 years if they are female. For a member who retires in 2032 at age 60 the assumptions are that they will live on average for a further 27.2 years after retirement if they are male and for a further 31.4 years after retirement if they are female.

The assets and liabilities of the fund were:

	2012	2011
	£’000	£’000
Equities	599	1,242
Fixed Interest Government Bonds	419	548
Corporate Bonds	209	177
Property	35	114
Other	28	102

Total market value of assets	1,290	2,183
Present value of liabilities	(1,478)	(3,060)
Net pension liability	(188)	(877)

As a result of the company operating the Tonnage Tax regime corporation tax is not related to the movement in profit or losses. Consequently, no deferred tax asset arises on the pension scheme liabilities.

Bridgehouse Marine LimitedNotes to the financial statements for the year ended 31 December 2012(continued)

Charges to the profit and loss account on the basis of the assumptions stated above are:

	2012	2011
	£’000	£’000
Profit and loss account
Operating profit
Current service cost	59	53

Total charge to operating profit	59	53

Finance costs
Interest cost	148	142
Expected return on pension scheme assets	(141)	(115)

Total charge to other finance costs	7	27

Total charge to profit before taxation	66	80

Changes to the present value of the defined benefit obligation during the year

	2012	2011
	£’000	£’000
Defined benefit obligation at 1 January	(3,060)	(2,606)
Current service cost	(59)	(53)
Interest cost	(148)	(142)
Contributions by plan participants	(29)	(32)
Net benefits paid out	64	126
Actuarial loss on fund liabilities	1,754	(353)

Defined benefit obligation at 31 December	(1,478)	(3,060)

Changes to the fair value of plan assets during the year 2012

	2012	2011
	£’000	£’000
Fair value of fund assets at 1 January	2,183	2,070
Expected return on plan assets	141	115
Contributions by the employer	47	51
Contributions by plan participants	29	32
Net benefits paid out	(64)	(126)
Actuarial (loss) gain on fund assets	(1,046)	41

Fair value of fund assets at 31 December	1,290	2,183

Bridgehouse Marine LimitedNotes to the financial statements for the year ended 31 December 2012(continued)

Actual return on fund assets

	2012	2011
	£’000	£’000
Expected return on fund assets	141	115
Actuarial (loss) gain on fund assets	(1,046)	41

Actual (loss) gain on fund assets	(905)	156

Five year history of asset values, DBO and surplus/deficit in fund

	2012	2011	2010	2009	2008
	£’000	£’000	£’000	£’000	£’000
Defined benefit obligation	(1,478)	(3,060)	(2,606)	(1,808)	(1,580)
Plan assets	1,290	2,183	2,070	1,194	1,150
Deficit	(188)	(877)	(536)	(614)	(430)
History of experience gains and losses:
On Plan liabilities*	1,830	(353)	(602)	(130)	—
On Plan assets	(1,046)	41	860	141	(290)
Actuarial gain/(loss) recognised in STRGL	708	(312)	118	(150)	(60)
Cumulative amount of gains recognised in STRGL	3,164	2,456
*	This item consists of gains/losses in respect of liability experience, excluding any changes in liabilities in respect of changes to the actuarial assumptions used.

Defined Contribution Pension Scheme costs

Group contributions to the defined contribution type pension schemes including overseas pension arrangements are:

	2012	2011
	£’000	£’000
Global Marine Personal Pension Plan	989	1,077
Global Marine Systems (Guernsey) Pension Plan	20	16
Total contributions	1,009	1,093

At 31 December 2012 contributions of £43,000 were due to be payable to the pension schemes (2011: £65,000)

Bridgehouse Marine LimitedNotes to the financial statements for the year ended 31 December 2012(continued)

25    Reconciliation of exchange differences recognised through the statement of total recognised gains and losses

		2012	2011
	Note	£’000	£’000
Exchange adjustment on Fixed Assets	13	(1,484)	(133)
Exchange adjustment on interest in Joint Ventures & Associates	14	(2,180)	1,676
Exchange adjustment on Finance Leases and other related creditors in foreign currency funding Fixed Assets held in the same foreign currency		—	145
Exchange adjustment on overseas subsidiaries		2,674	(227)
Currency translation	22	(990)	1,461

26    Related party transactions

The Group has taken advantage of the exemption contained within Financial Reporting Standard 8 ‘Related Party Transactions’ not to disclose transactions with other members of the Bridgehouse Marine Limited Group on the grounds that the company is wholly owned subsidiary undertaking of Bridgehouse Marine Limited a company with consolidated financial statements that are publicly available.

a)	Detail of transactions with the Group during the year and balances outstanding at the year end are given in respect of the associated undertaking and joint ventures (as disclosed in note 14 above). Details of the renegotiation of the lease agreements with International Cableship Pte Limited in 2012 are provided in note 18.

Year Ended 31 December 2012	NTT Word Engineering Marine Inc	International Cableship Pte Limited	Sino British Submarine Systems Co Ltd	Sembawang Cable Depot Pte Limited	Huawei Marine Networks Ltd
	£’000	£’000	£’000	£’000	£’000
Profit and loss account
Turnover	83	—	1,017	—	6,839
Operating costs	—	—	—	—	(119)
Other Income	—	—	—	—	—
Finance lease interest	—	(3,402)
Dividends received	—	22,370	—	1,211	—
Balance Sheet
Debtors: amounts falling due within one year Trade debtors	2	—	137	—	2,050
Creditors: amounts falling due within one year Obligations under finance leases	—	(1,326)	—	—	—
Trade creditors	—	—	(25)	—	—
Creditors: amounts falling due after more than one year Obligations under finance leases	—	(29,723)	—	—	—

Bridgehouse Marine LimitedNotes to the financial statements for the year ended 31 December 2012(continued)

Year Ended 31 December 2011	NTT World Engineering Marine Inc	International Cableship Pte Limited	Sino British Submarine Systems Co	Sembawang Cable Depot Pte Limited	Huawei Marine Networks Ltd
	£’000	£’000	£’000	£’000	£’000
Profit and loss account
Turnover	2,144	—	2,600	—	1,650
Operating costs	—	—	—	—	(882)
Other Income	—	—	—	—	—
Finance lease interest	—	(2,249)	—	—	—
Dividends received	—	3,032	—	—	—
Balance Sheet
Debtors: amounts falling due within one year Trade debtors	—	2,401	155	—	2,339
Creditors: amounts falling due within one year Obligations under finance leases	—	(19,557)	—	—	—
Trade creditors	—	(2,401)	(21)	—	—
Creditors: amounts falling due after more than one year Obligations under finance leases	—	(25,919)	—	—	—
b)	Details of transactions during and balances outstanding at the end of the year are given in respect of the payments made to the companies that are related to group and company directors.

The group provided a loan of USD 4,494,000 to Global Marine Drillships Limited bearing interest at 7.5% per annum until 30 April 2011. After this date the loan remained interest free, interest of £nil (2011: £73,000) has been credited to the profit and loss account. The 2011 outstanding sum of USD 1,500,000 from Global Marine Drillships Limited was repaid part in May 2012 USD 474,615 and the remaining balance of USD 1,025,385 in December 2012.

Global Marine Drillships Limited and Bridgehouse Marine Limited have a common ultimate shareholder.

During the year, the Group purchased services of £nil (2011: £30,000) from Trigger Software Limited, a company in which Mr Stephen Scott is also a director.

During the year, the Group purchased services of £21,000 (2011: £13,000) from Global Cable Recovery Limited, a company in which Mr Gabriel Ruhan is also a director.

During the year, the Group purchased services of £3,492,000 (2011: £1,208,000) from Subserve Pro Limited, a company connected to Mr Gabriel Ruhan and Mr Andrew Ruhan.

During the year the Group purchased services of £230,000 (2011: £201,000) from Orca Offshore Limited, a company connected to Mr Gabriel Ruhan and Mr Andrew Ruhan.

During the year the Group purchased services of £2,000,000 (2011: £nil) from Glen Moar Properties Limited, a company connected to Mr Simon McNally.

During the year the Group provided services of £309,000 (2011: £141,000) to Bridgehouse Capital, a company connected to Mr Stephen Scott, Mr Gabriel Ruhan and Mr Andrew Ruhan.

During the year, the Group provided services of £nil (2011: £55,000) to Subserve Pro Limited, a company connected to Mr Gabriel Ruhan and Mr Andrew Ruhan.

Bridgehouse Marine LimitedNotes to the financial statements for the year ended 31 December 2012(continued)

During the year the Group provided services of £34,000 (2011: £13,000) to Sentrum India Limited, a company connected to Mr Stephen Scott, Mr Gabriel Ruhan and Mr Andrew Ruhan.

During the year the Group provided services of £176,000 (2011: £61,000) and purchased services of £2,199,000 (2011: £1,582,000) to Global Cable Technology Limited a 65% owned subsidiary.

27    Post Balance Sheet Events

On 31 July 2013 the company received a short term loan of £4.5m from its subsidiary Global Marine Systems Limited. This loan is repayable on demand and is non-interest bearing. On 6th August 2013 the Group made a short term loan of £1.25m to Mr A Ruhan a shareholder of the group holding company. Interest on this loan is charged at 1% per calendar month. On 22 August 2013, the Group made a short term secured loan of £13m to Grenda investments Limited. Interest on this loan is charged at 1% per calendar month.

28    Discontinued operations

On 15 November 2012 the group disposed of the subsidiary Global Marine Systems Energy Limited.

The profit on disposal of Global Marine Systems Energy Limited has been calculated as follows:

	£’000	£’000
Cash proceeds		42,500
Net assets disposed of:
Tangible fixed assets	34,477
Stocks	624
Debtors	11,465
Cash	537
Creditors	(24,830)
		(22,273)
Less:
Costs on disposal		(4,253)
SPA sales price provision		(12,000)
Profit on disposal		3,974

The net inflow of cash in respect of the sale of Global Marine Systems Energy Limited is as follows:

£’000
Cash proceeds (net of amounts held in escrow)	36,620
Costs on disposal	(4,253)
Net cash consideration	32,367
Cash transferred on disposal	(537)
Net inflow of cash	31,830

On 14 December 2012 the group disposed of its investment in the associate NTT World Engineering Marine Corporation.

Bridgehouse Marine LimitedNotes to the financial statements for the year ended 31 December 2012(continued)

The profit on disposal of NTT World Engineering Marine Corporation has been calculated as follows:

	£’000	£’000
Cash proceeds		7,369
Investments disposed of:
Share of gross assets	8,420
Share of gross liabilities	1,433
		(6,987)
Less costs on disposal		(128)
Profit on disposal		254

The net inflow of cash in respect of the sale of NTT World Engineering Marine Corporation is as follows:

£’000
Cash proceeds	7,369
Costs on disposal	(128)
Net inflow of cash	7,241

29    Ultimate controlling party

At the Balance Sheet date the ultimate controlling party is Ballaugh Holdings Limited, registered in the British Virgin Islands.

30    Reconciliation of cash flow to movement in net debt

	2012	2011
	£’000	£’000
Increase / (decrease) in cash	18,909	(13,964)
Cash outflow from change in debt	17,883	5,557

Movement in net debt resulting from cash flows	36,792	(8,407)
Restatement of lease commitment	—	15,034
Exchange Translation	1,396	573

Movement in net debt	38,188	7,200
Opening net debt	(70,756)	(77,956)
Closing net debt	(32,568)	(70,756)

31    Analysis of net debt

	At 1 January 2012	Cash flow	Exchange adjustment	At 31 December 2012
	£’000	£’000	£’000	£’000
Cash at bank and in hand	10,858	17,963	946	29,767
Finance leases	(81,614)	17,883	1,396	(62,335)
Total	(70,756)	35,846	2,342	(32,568)